Designated Filer:	MONARCH ALTERNATIVE CAPITAL LP
Issuer & Ticker Symbol:	Trade Street Residential, Inc. [TSRE]
Date of Event Requiring Statement: January 16, 2014

Joint Filer Information and Signatures
Joint Filers:

1.	Name:	MDRA GP LP
	Address:	c/o Monarch Alternative Capital LP, 535 Madison Avenue, New York, New York 10022

MDRA GP LP

By: Monarch GP LLC, its general partner

		By: /s/ Michael Weinstock		January 24, 2014
		Name:	Michael Weinstock	Date
		Title:	Member

3.	Name:	Monarch GP LLC
	Address:	c/o Monarch Alternative Capital LP, 535 Madison Avenue, New York, New York 10022

MONARCH GP LLC

		By: /s/ Michael Weinstock		January 24, 2014
		Name:	Michael Weinstock	Date
		Title:	Member